EXHIBIT 24.1

POWER OF ATTORNEY
We, the undersigned directors and/or executive officers of Globus Medical, Inc., hereby severally constitute and appoint David C. Paul, acting singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ David C. Paul	Chief Executive Officer	March 5, 2013
David C. Paul	(Principal Executive Officer) and Director

/s/ David M. Demski	President and Chief Operating Officer	March 5, 2013
David M. Demski	and Director

/s/ Richard A. Baron	Chief Financial Officer	March 5, 2013
Richard A. Baron	(Principal Financial Officer)

/s/ David D. Davidar	Vice President, Operations	March 5, 2013
David D. Davidar	and Director

/s/ Kurt C. Wheeler	Director	March 5, 2013
Kurt C. Wheeler

/s/ Robert W. Liptak	Director	March 5, 2013
Robert W. Liptak

/s/ Daniel T. Lemaitre	Director	March 5, 2013
Daniel T. Lemaitre

/s/ Ann D. Rhoads	Director	March 5, 2013
Ann D. Rhoads